UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 15, 2020

BLACK KNIGHT, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-37394	81-5265638
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Riverside Avenue

Jacksonville, Florida 32204

(Addresses of principal executive offices)

(904) 854-5100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	BKI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On September 15, 2020 (the “Closing Date”), Black Knight, Inc., a Delaware corporation (“Black Knight”), through Optimal Blue Holdco, LLC, a Delaware limited liability company and a subsidiary of Black Knight (“Optimal Blue Holdco”), and Black Knight Optimal Blue, Inc., a Delaware corporation and a wholly-owned subsidiary of Optimal Blue Holdco (“Black Knight Optimal Blue”), completed its acquisition of all of the issued and outstanding interests in OB Acquisition, LLC, a Delaware limited liability company (“OB Acquisition”), and GTCR/OB Blocker Corp., a Delaware corporation (“GTCR Blocker”) (such transaction, the “Transaction”), pursuant to that certain Equity Purchase Agreement, dated as of July 26, 2020 (as assigned in accordance with the Purchase Agreement by Black Knight to Optimal Blue Holdco and Black Knight Optimal Blue, the “Purchase Agreement”), by and among Black Knight, GTCR Fund XI/C LP, a Delaware limited partnership (“GTCR Fund XI/C”), GTCR Blocker, GTCR/OB Splitter LP, a Delaware limited partnership, OB Holdings I, LLC, a Delaware limited liability company (“OB Holdings,” and, together with GTCR Fund XI/C, the “Sellers”), OB Acquisition, and OB Holdings, in its capacity as the Seller Representative, in exchange for aggregate consideration of approximately $1.8 billion, funded with cash on hand, debt financing and investments from Cannae Holdings, LLC, a Delaware limited liability company and subsidiary of Cannae Holdings, Inc. (“Cannae”), and THL Optimal Blue Blocker Corp., a Delaware corporation (“THL”).

On the Closing Date, immediately prior to the consummation of the Transaction, Optimal Blue Holdco, THL, Black Knight (solely for the limited purposes listed therein), Black Knight Technologies, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Black Knight (“Black Knight Technologies”), and Cannae entered into that certain Amended and Restated Limited Liability Company Agreement of Optimal Blue Holdco (as may be amended, modified or supplemented from time to time, the “A&R LLC Agreement”).

On the Closing Date, immediately prior to consummation of the Transaction and in connection with entry into the A&R LLC Agreement, pursuant to (i) that certain Forward Purchase Agreement, dated as of July 26, 2020, by and between Black Knight and Cannae (the “Cannae Forward Purchase Agreement”) and (ii) that certain Forward Purchase Agreement, dated as of July 26, 2020, by and between Black Knight and certain affiliated investment funds of Thomas H. Lee Partners, L.P., a Delaware limited partnership (the “THL Forward Purchase Agreement,” together with the Cannae Forward Purchase Agreement, the “Forward Purchase Agreements”), each of Cannae and THL acquired 20% of the Class A Units (40% in the aggregate) of Optimal Blue Holdco for a purchase price of $289 million. The proceeds from the Forward Purchase Agreements ($578 million in the aggregate) were used to partially fund the cash consideration paid to the Sellers at the closing of the Transaction.

Item 1.01.	Entry into a Material Definitive Agreement

Amended and Restated Limited Liability Company Agreement of Optimal Blue Holdco

The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

The A&R LLC Agreement provides for the board composition of Optimal Blue Holdco and governance rights of each of Black Knight Technologies, THL and Cannae with respect to the management of Optimal Blue Holdco.

Three years after the closing of the Transaction, Black Knight and Black Knight Technologies will have call rights on THL’s and Cannae’s interests in Optimal Blue Holdco at a call price equal to the greater of (i) the fair market value of such interests and (ii) an amount that would result in the multiple of THL’s or Cannae’s return on investment to equal 2.0, as applicable. In addition, THL and Cannae will have the right to put their respective interests in Optimal Blue Holdco to (i) Optimal Blue Holdco if there is a change of control of Black Knight or (ii) Black Knight, Black Knight Technologies or Optimal Blue Holdco three years after the closing of the Transaction. Black Knight will have the option to satisfy the purchase price, which shall be equal to the fair market value of such interests, in connection with the exercise of any put or call right either in cash or Black Knight common stock other than a put in connection with a change of control of Black Knight, in which case the purchase price is payable only in cash.

Subject to certain customary exceptions contained therein, under the A&R LLC Agreement, the members of Optimal Blue Holdco are restricted from transferring their interests in Optimal Blue Holdco to third parties, and any permitted transfers are subject to customary “tag-along” rights granted to each of Cannae, THL and Black Knight Technologies. Additionally, under the A&R LLC Agreement, Black Knight Technologies has customary “take-along” rights, which permit Black Knight Technologies to require Cannae and THL to sell all of their interests in Optimal Blue Holdco if Black Knight Technologies desires to consummate a Sale of the Company (as defined in the A&R LLC Agreement), to the extent the consummation of such transaction would result in an amount that would imply a multiple of THL’s or Cannae’s return on investment equal to 2.0.

The foregoing description of the A&R LLC Agreement does not purport to be complete and is qualified in its entirety by reference to the A&R LLC Agreement, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 8.01.	Other Events.

The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 8.01.

The description of the Transaction, the Purchase Agreement and the Forward Purchase Agreements contained herein does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached as Exhibit 2.1 to Black Knight’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on July 28, 2020, and the Forward Purchase Agreements, copies of which are attached as Exhibits 10.2 and 10.3 to Black Knight’s Quarterly Report on Form 10-Q filed with the Commission on August 10, 2020, each of which are incorporated herein by reference.

On September 15, 2020, Black Knight issued a press release announcing the completion of the Transaction. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Additionally, on the Closing Date, following completion of an internal reorganization immediately prior to consummation of the Transaction, Black Knight caused all of the equity interests in Compass Analytics, LLC, a California limited liability company and indirect subsidiary of Black Knight, to be contributed to Optimal Blue Holdco.

Item 9.01.      Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
2.1	Equity Purchase Agreement, dated July 26, 2020, by and among Black Knight, Inc., GTCR Fund XI/C LP, GTCR/OB Blocker Corp., GTCR/OB Splitter LP, OB Holdings I, LLC, OB Acquisition, LLC, and OB Holdings I, LLC, in its capacity as the Seller Representative. (incorporated by reference to Exhibit 2.1 on Black Knight’s Current Report on Form 8-K filed with the SEC on July 28, 2020)

10.1*	Amended and Restated Limited Liability Company Agreement of Optimal Blue Holdco, LLC, dated September 15, 2020, by and among Optimal Blue Holdco, LLC, THL Optimal Blue Blocker Corp., Black Knight Technologies, LLC, Cannae Holdings, LLC, Black Knight, Inc. (solely for the limited purposes listed therein) and the other Persons who may from time to time become parties thereto in accordance with the terms therein

10.2	Forward Purchase Agreement, entered into as of July 26, 2020, by and between Black Knight, Inc. and Thomas H. Lee Equity Fund VIII, L.P., Thomas H. Lee Parallel Fund VIII, L.P., THL Executive Fund VIII, L.P., THL Fund VIII Coinvestment Partners, L.P. (incorporated by reference to Exhibit 10.2 on Black Knight’s Quarterly Report on Form 10-Q filed with the SEC on August 10, 2020)

10.3	Forward Purchase Agreement, entered into as of July 26, 2020, by and between Black Knight, Inc. and Cannae Holdings, LLC (incorporated by reference to Exhibit 10.3 on Black Knight’s Quarterly Report on Form 10-Q filed with the SEC on August 10, 2020)

99.1	Press Release issued September 15, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

 * Certain schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule will be furnished to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Black Knight, Inc.

Date: September 16, 2020	By:	/s/ Kirk T. Larsen
		Name:	Kirk T. Larsen
		Title:	Executive Vice President and Chief Financial Officer